Exhibit 99.1

Annual Meeting of Limited Partners Houston, TX June 6, 2017

© Copyright 2017 Buckeye Partners, L.P. 2 This presentation contains “forward-looking statements” that we believe to be reasonable as of the date of this presentation. These statements, which include any statement that does not relate strictly to historical facts, use terms such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “position,” “potential,” “predict,” “project,” or “strategy” or the negative connotation or other variations of such terms or other similar terminology. In particular, statements, expressed or implied, regarding future results of operations or ability to generate sales, income or cash flow, to make acquisitions, or to make distributions to unitholders are forward-looking statements. These forward-looking statements are based on management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting Buckeye Partners, L.P. (the “Partnership”, “Buckeye” or “BPL”) and therefore involve a number of risks and uncertainties, many of which are beyond management’s control. Although the Partnership believes that its expectations stated in this presentation are based on reasonable assumptions, actual results may differ materially from those expressed or implied in the forward-looking statements. The factors listed in the “Risk Factors” sections of, as well as any other cautionary language in, the Partnership’s public filings with the Securities and Exchange Commission, provide examples of risks, uncertainties and events that may cause the Partnership’s actual results to differ materially from the expectations it describes in its forward-looking statements. Each forward-looking statement speaks only as of the date of this presentation, and the Partnership undertakes no obligation to update or revise any forward-looking statement. LEGAL NOTICE / FORWARD-LOOKING STATEMENTS

SAFETY COMMITMENT “Think Safe, Work Safe, Leave Safe” 3 Our assets sustained limited damage and operations safely returned to service within a relatively short period post hurricane landfall Most importantly, we are happy and thankful to report that all of our employees and their families in Matthew’s path survived the storm with no injuries Safety Success Story – Hurricane Matthew Direct Hit on BBH from Category 5 Hurricane Hurricane Matthew Response Team On October 6, 2016, Hurricane Matthew, a category 5 hurricane, made landfall on Grand Bahama Island with sustaining winds measuring in excess of 160 mph Hurricane recovery protocols were implemented at our U.S. Southeast coast and Caribbean facilities to mitigate the storm’s impact and ensure our assets were returned to operations as quickly and as safely as possible Max reflectivity 51 dbZ Vol. cov. pattern 212 LIGHT MODERATE HEAVY EXTREME Buckeye is fully committed to the safety of our employees, contractors and the communities in which we operate Our preparation before the storm and our response and recovery efforts in the aftermath of the storm were nothing short of outstanding

PEOPLE COMMITMENT BEST IN CLASS 4 To put it simply, we want to be best in class in the eyes of our customers, the communities we serve, our regulators and our investors. These are the core principles that we believe differentiate Buckeye and continue to contribute to our success. Our exceptional employees demonstrate these principles as they continue to deliver safe and strong performance for our unitholders. Clark C. Smith Chairman, President and Chief Executive Officer Long Island Team Bayonne Team

CONTINUOUS IMPROVEMENT PERFORMANCE ASSURANCE & ASSET INTEGRITY 5 © Copyright 2017 Buckeye Partners, L.P. Developing a Buckeye Management System which will holistically advance, continuously improve and streamline our operations and associated safety and compliance programs while enabling the integration of future growth opportunities more quickly and efficiently Improved Asset Management Program process that prioritizes maintenance capital and expense projects to manage risk Buckeye’s pipeline integrity spend has increased 227% since 2012 with the result being one of the best release records per mile of active pipe in the liquid industry against peers(1) Buckeye’s management team actively participating in major industry associations Association of Oil Pipelines (AOPL) Board Member, Safety Excellence Steering Committee and Leadership Team, Performance Excellence Team (PET) Leader AOPL-API Recommended Practice (RP) 1173 – Pipeline Safety Management System Implementation Team, Buckeye’s VP of Asset Integrity is a founding member of the team Pipeline Research Council International (PRCI), General Assembly and Board Member and past Executive Committee Member Buckeye’s Programs are dedicated to ensuring its operations are conducted according to industry regulations and both preserves and improves the integrity of its pipeline and facility assets while promoting a safe work place and protecting the public and environment Driving operational excellence through best practices initiatives Release records sourced from the American Petroleum Institute (API).

ENVIRONMENTAL STEWARDSHIP Electric power efficiency initiatives Continued use of drag reduction agents reduces electricity use Solar energy farms return power back to the grid Identification of ways to increase operating efficiency and reduce power consumption Broadway II and New York Harbor projects utilizing variable frequency drives North Charleston utilized LED lights in lighting upgrade project Enhanced renewable fuels blending Ethanol and bio-diesel blending capabilities expanded to additional locations Continue to assess asset base for further opportunities Increased installation and utilization of Vapor Recovery Units across our portfolio have allowed for a reduction in Buckeye’s environmental footprint Fleet management efforts Reducing gasoline consumption through efficient engines thereby reducing carbon dioxide emissions Recycling and waste minimization 6 Increasing operational efficiencies while reducing resource usage Buckeye Newark Truck Rack

ORGANIZATIONAL OVERVIEW



Buckeye owns and operates a diversified network of integrated assets providing midstream logistic solutions, which generate stable and consistent cash flows

Domestic Pipelines & Terminals

One of the largest independent liquid petroleum products pipeline and terminal operators with assets located primarily in the Northeast, Midwest and Southeast United States

- ~6,000 miles of pipeline with ~110 delivery locations
- 115 active liquid petroleum product terminals
- ~56 million barrels of liquid petroleum product storage capacity

Global Marine Terminals

One of the largest networks of marine terminals located primarily in the East and Gulf Coast regions of the United States and the Caribbean

- Seven liquid petroleum product terminals
- ~62 million barrels of liquid petroleum product storage capacity
- 50% equity interest in VTTI B.V., which owns and operates 15[(1)] terminals located in key global energy hubs

Merchant Services

Markets liquid petroleum products in areas served by Domestic Pipelines & Terminals and Global Marine Terminals

2016 Highlights

- Record performance surpassing $1 billion of EBITDA for the first time in our 130-year history
- Our investment in VTTI B.V. established an immediate global presence and international growth platform
- Growth capital projects drive growth while expanding our geographic footprint
  - Michigan/Ohio expansion phase one completed and operational
- Our diversified platform continues to deliver improved performance throughout our portfolio of assets



VTTI Johore Terminal

(1) Includes Cape Town, South Africa, which is expected to be placed into service Q2 2017.

BUCKEYE PARTNERS, L.P.

© Copyright 2017 Buckeye Partners, L.P.

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RECENT DEVELOPMENTS AND QUARTERLY HIGHLIGHTS 8 Domestic Pipelines & Terminals Strong contributions from growth capital investments which increased pipeline transportation volumes as well as storage revenues Benefitted from continued ramp-up of revenue from phase one of the Michigan/Ohio project Global Marine Terminals First full quarter contribution from recent acquisition of 50% equity interest in VTTI Strong utilization and favorable rates; boasting 99% utilization of available storage capacity Merchant Services Lower rack margins as a result of warm weather and higher-than-normal inventory levels Continued benefit from disciplined business strategy to improve supply management and optimize assets Demonstrated continued success of diversification strategy and quality of Buckeye commercial, technical and operating teams Buckeye reported last twelve months distribution coverage of 1.08x(1) Last twelve months through March 31, 2017. See Non-GAAP Reconciliations at end of presentation. As of June 1, 2017. © Copyright 2017 Buckeye Partners, L.P. LTM Adjusted EBITDA(1) - $1.1 billion Market and Financial Highlights Market Data (2) Unit Price $64.63 Market Capitalization $9.1 billion Yield 7.7% Financial Data (1) Adjusted EBITDA $1.1 billion Distribution per Unit (Annualized) $5.00 Distribution Coverage Ratio 1.08x Debt to Adjusted EBITDA Ratio 4.54x

SYSTEM MAP 9 © Copyright 2017 Buckeye Partners, L.P. Chicago Complex NY Harbor Caribbean Gulf Coast Geographically Diversified Four key Buckeye Hubs plus 50% interest in VTTI B.V.’s global footprint

TRANSFORMATION SINCE 2010 10 Global Marine Terminals Segment Provides Significant Diversification in Adjusted EBITDA(1) Invested over $8 Billion in Acquisitions and Internal Growth See Non-GAAP Reconciliations at end of presentation. Last twelve months through March 31, 2017. Includes VTTI acquisition of $1.15 billion funded January 4, 2017. Internal growth represents mid-point of projected capital spend. Significant Geographic Diversification From Acquisitions Acquired over 75 domestic and international terminals with over 130 million bbls of storage capacity Created four hubs through acquisitions and commercial efforts Recently acquired 50% equity interest in VTTI B.V. with assets located in key global energy hubs © Copyright 2017 Buckeye Partners, L.P. (4) Acquired Assets Legacy Assets (2) (3) $0.1 $0.3 $0.3 $0.3 $0.4 $0.5 $0.4 $0.3 $1.1 $1.9 $0.3 $0.9 $0.9 $1.2 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 2010 2011 2012 2013 2014 2015 2016 2017 In billions Internal Growth Acquisitions

PRODUCT DIVERSIFICATION Diversified portfolio generates stable, fee-based cash flows; 96% of our March 31 YTD Adjusted EBITDA was fee-based 0% 3% Refined(1) Crude Oil/Condensate Other(2) DIVERSIFICATION DRIVES STABILITY 11 2010 2017(3) Refined products primarily include gasoline, jet fuel, diesel and heating oil. Other products primarily include fuel oil, butane, propylene, diluent and asphalt. GROWTH OF TERMINALS REVENUE 2010 2017(3) 2017(3) AS % OF TOTAL P&T/GMT(4) AS % OF DOMESTIC P&T © Copyright 2017 Buckeye Partners, L.P. Through March 31, 2017 YTD. Includes domestic and international pipelines and terminals businesses. 97% 3% 35% 65% Pipelines Terminals 70% 30%

VTTI B.V. ACQUISITION OVERVIEW



Transaction Overview

- Buckeye has acquired 50% of the equity interest in VTTI B.V. ("VTTI") from Vitol for $1.15 billion
- VTTI, based in the Netherlands, is an independent provider of storage and terminalling services for refined products, LPG and crude oil
- Focused on international terminal investments in key global energy hubs and in locations where product flows are increasing
- 100% of VTTI revenue is fee-based with no direct commodity price exposure
- Not dependent on absolute oil price levels or drilling economics to support growth

Transaction Structure



BUCKEYE PARTNERS, L.P.
Vitol
50%
50%
VTTI B.V.
100%
2% GP
100% IDRs
46% LP
49%
52% LP
Public
(LP Interests)
vtti energy partners
51%
9 Terminals(1)
20.4MMBbls
"TopCo"
VTTI B.V. economic interest: 100%
VTTI MLP B.V.
(VTTI Operating)
6 Terminals
37.6MMBbls
"OpCo"
VTTI B.V. economic interest: 73.5%

VTTI Highlights

- Robust growth trajectory with development projects underway including recent acquisitions in Panama and Croatia as well as expansions in Rotterdam and Antwerp
- No tax impact anticipated on repatriation of cash flows to Buckeye
- Coastal assets with deepwater draft at international hub locations
- Easy and proximate access to demand markets and supply centers
- High level of customer service, with a focus on providing tailor-made solutions
- Strong environmental and safety track record with safety-oriented operational philosophy and culture

(1) Includes Cape Town, South Africa (0.8MMBbls), which is expected to be placed into service Q2 2017.

BUCKEYE PARTNERS, L.P.
© Copyright 2017 Buckeye Partners, L.P.
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© Copyright 2017 Buckeye Partners, L.P. VTTI B.V. MERGER BUYOUT OF MLP PUBLIC UNITHOLDERS Post-Transaction Structure VTTI B.V. 50% VTTI B.V. 15 Terminals(2) 58.0MMBbls 50% 100%(1) In March 2017, VTTI B.V. announced a proposal to acquire all of the publicly held common units of VTTI Energy Partners LP Entered into a definitive merger agreement on May 8, 2017 to acquire the units at a price of $19.50 per common unit Transaction is expected to close in Q3 2017, subject to certain closing conditions Buckeye expects to finance its portion of the transaction (approximately $240 million) with 50% equity and 50% debt, utilizing available capacity on the revolver and existing ATM facility The buyout is expected to simplify VTTI’s structure as well as enhance accretion to Buckeye 13 Not reflecting noncontrolling interest. Includes Cape Town, South Africa (0.8MMBbls), which is expected to be placed into service Q2 2017. VTTI B.V. Makes Offer to Acquire All Publicly Held Common Units of VTTI Energy Partners LP ROTTERDAM – March 2, 2017 – VTTI B.V. (“VTTI”) today announced that it has submitted a proposal to the board of directors of the general partner of VTTI Energy Partners LP (NYSE: VTTI) (the “Partnership”) to acquire through a wholly owned subsidiary all publicly held common units of the Partnership VTTI Energy Partners LP Announces Agreement for VTTI B.V. to Acquire All Publicly Held Common Units of the Partnership LONDON – May 8, 2017 – VTTI Energy Partners LP (NYSE: VTTI) (the "Partnership") announced today that it has entered into a definitive merger agreement with VTTI B.V. ("VTTI") pursuant to which VTTI will acquire, for cash, all of the outstanding publicly held common units of the Partnership, at a price of US$19.50 per common unit

14 © Copyright 2017 Buckeye Partners, L.P. Preparing for open season in connection with construction of a ~600-mile long-haul pipeline with origination points in Wink, Midland and Crane, Texas to Buckeye Texas Partners (“BTP”) facilities in Corpus Christi Total expected capacity of up to 400,000 barrels per day Construction of a crude oil pipeline header system in Corpus Christi, (the “Buckeye Texas Market Center” or “BTMC”), providing fully integrated connectivity between long-haul pipelines and Corpus Christi destinations, including major refineries Distribution system expected to have 120,000 bpd base throughput capacity System would provide additional shipping destinations to customers and allow for refineries to access alternate sources of supply Adding a fifth deep-water dock at the BTP facilities, capable of high-rate loading Suezmax-sized vessels, which would complement existing export and import capabilities Expanding the storage capabilities at BTP facilities to provide dedicated storage to shippers on South Texas Gateway Pipeline GROWTH CAPITAL PROJECTS DEVELOPMENT OF SOUTH TEXAS GATEWAY DISTRIBUTION CAPABILITIES Additional Permian Opportunity Evaluating a long-haul natural gas liquid (“NGL”) pipeline offering Permian Basin producers and processors a comprehensive system solution for NGL takeaway to BTP’s existing export facilities in Corpus Christi

GROWTH CAPITAL PROJECTS MICHIGAN/OHIO EXPANSION 15 Michigan/Ohio Expansion Benefits Midwest refineries have been steadily increasing production of lower-cost gasoline and diesel Provides safe and reliable pipeline option for Midwestern refiners to move lower-cost fuels eastward to meet consumer demand Increases Pennsylvania's access to domestically produced fuels decreasing dependence on costly imports Provides Pennsylvania consumers with access to Midwestern supply, historically less expensive than product sourced from the East Coast © Copyright 2017 Buckeye Partners, L.P. Michigan/Ohio Expansion – Phase One Mechanical completion accomplished in Q3 2016; ramping up service and expect the full earnings contribution to be reached early in 2017 Secured 10-yr shipper commitments from major oil companies totaling 50,500 barrels per day Michigan/Ohio Expansion – Phase Two Further expand Buckeye’s capabilities to move refined product barrels from Midwestern refineries to Pittsburgh and Central Pennsylvania destinations to satisfy shipper demand Includes partial reversal of Buckeye’s Laurel Pipeline to move product from Pittsburgh into Central Pennsylvania Delivery capacity of petroleum products to Pittsburgh area destination and to the Altoona area will increase by a total of approximately 40,000 barrels per day Recently announced a successful open season with 10-year shipper commitments Expected completion by the end of 2018 Over $2 billion pipeline of potential future projects under assessment, including growth capital and acquisitions Anticipated to generate long-term value for our unitholders Pipeline construction for Michigan/Ohio Expansion

INVESTMENT SUMMARY 16 Buckeye Texas Partners condensate splitters Buckeye Bayonne Terminal Diverse portfolio of assets built through acquisitions and internal investment that deliver stable financial results despite volatile and depressed commodity price environment Predominantly fee-based cash flows from our transportation, terminal throughput, storage and processing activities Significant geographic and product diversity, including access to international logistics opportunities, broader product service capabilities and significant near-term growth projects Recent acquisition of 50% equity interest in VTTI establishes immediate worldwide presence in one of the largest independent global marine terminal businesses with attractive growth profile Empowered, commercially-focused and team-oriented employees accountable and incentivized to deliver results Uninterrupted distributions to our unitholders each quarter for the past 30 years Expect to maintain consistent quarterly distribution growth © Copyright 2017 Buckeye Partners, L.P.

APPENDIX

Cash Distributions per Unit – Declared(2) FINANCIAL PERFORMANCE 18 Adjusted EBITDA (in millions)(1)(2) Cash Distribution Coverage Ratio(1)(2)(3) 2013 and 2014 amounts represent Adjusted EBITDA from continuing operations and exclude the Natural Gas Storage business, which was classified as Discontinued Operations during the fourth quarter of 2013 and divested in the fourth quarter of 2014. Last twelve months through March 31, 2017. See Non-GAAP Reconciliations at end of presentation. Distributable cash flow divided by cash distributions declared for the respective periods. Debt to Adjusted EBITDA Ratio(2) © Copyright 2017 Buckeye Partners, L.P.

NON-GAAP RECONCILIATIONS

In millions, except ratios



	2013	2014	2015	2016	LTM [3]
Adjusted EBITDA* [1][2] *:					
Domestic Pipelines & Terminals	$486.5	$532.1	$522.2	$568.4	$579.4
Global Marine Terminals	149.7	239.6	323.9	427.2	451.2
Merchant Services	12.6	(8.1)	22.0	32.4	30.3
Adjusted EBITDA	$648.8	$763.6	$868.1	$1,028.0	$1,060.9
Reconciliation of Net Income to Adjusted EBITDA and Distributable Cash Flow* [1] *:					
Net income [4]	$351.6	$334.5	$438.4	$548.7	$540.0
Less: Net income attributable to non-controlling interests	(4.2)	(1.9)	(0.3)	(13.1)	(11.9)
Net income attributable to Buckeye Partners, L.P.	347.4	332.6	438.1	535.6	528.1
Add: Interest and debt expense	130.9	171.2	171.3	194.9	203.0
Income tax expense	1.1	0.5	0.9	1.5	1.1
Depreciation and amortization	147.6	196.4	221.3	254.7	258.7
Non-cash unit-based compensation expense	21.0	21.0	29.3	33.3	35.7
Acquisition and transition expense	11.8	13.0	3.1	8.2	9.1
Litigation contingency reserve	-	40.0	15.2	-	-
Hurricane-related costs [5]	-	-	-	16.8	19.2
Proportionate share of Adjusted EBITDA for the equity method investment in VTTI	-	-	-	-	28.6
Less: Amortization of unfavorable storage contracts	(11.0)	(11.1)	(11.1)	(6.0)	(3.2)
Gains on property damage recoveries	-	-	-	(5.7)	(5.7)
Gain on sale of ammonia pipeline	-	-	-	(5.3)	(5.3)
Earnings from the equity method investment in VTTI [6]	-	-	-	-	(8.4)
Adjusted EBITDA	$648.8	$763.6	$868.1	$1,028.0	$1,060.9
Less: Interest and debt expense, excluding amortization of deferred financing costs, debt discounts and other	(122.4)	(156.7)	(154.5)	(178.1)	(185.9)
Income tax expense, excluding non-cash taxes	(0.7)	(0.7)	(1.6)	0.3	0.6
Maintenance capital expenditures	(71.5)	(79.4)	(99.6)	(129.7)	(140.7)
Proportionate share of VTTI's interest expense, current income tax expense and maintenance capital expenditures [6]	-	-	-	-	(8.0)
Add: Hurricane-related maintenance capital expenditures	-	-	-	6.1	11.6
Distributable cash flow	$454.2	$526.8	$612.4	$726.7	$738.5
Distributions for coverage ratio [7]	$456.5	$549.5	$603.2	$664.2	$684.1
Coverage Ratio	**0.99x**	**0.96x**	**1.02x**	**1.09x**	**1.08x**
Reconciliation of Debt to Adjusted EBITDA Ratio:					
Line of credit	$226.0	$166.0	$111.5	-	$258.3
Long-term debt	3,075.2	3,368.6	3,732.8	4,217.7	4,561.0
Total debt	$3,301.2	$3,534.6	$3,844.3	$4,217.7	$4,819.3
Adjusted EBITDA	$648.8	$763.6	$868.1	$1,028.0	$1,060.9
Debt to Adjusted EBITDA Ratio	**5.09x**	**4.63x**	**4.43x**	**4.10x**	**4.54x**

(1) 2013 and 2014 amounts exclude the Natural Gas Storage business, which was classified as Discontinued Operations during the fourth quarter of 2013 and divested in the fourth quarter of 2014.
(2) Adjusted EBITDA by segment reflects adjustments to prior period information to conform to the current business segments as a result of changes to our operating structure in December 2013 and December 2015.
(3) Last twelve months through March 31, 2017.
(4) Net income in 2013, 2014 and 2015 excludes losses from Discontinued Operations.
(5) Represents costs incurred at our BBH facility as a result of Hurricane Matthew, which occurred in October 2016.
(6) The calculation of our proportionate share of the reconciling items used to derive these VTTI performance metrics is based upon our 50% equity interest in VTTI, prior to adjustments related to noncontrolling interests in several of its subsidiaries and partnerships, which are immaterial.
(7) Represents cash distributions declared for LP Units outstanding as of each respective period. Amount for 2017 reflects estimated cash distributions for LP Units for the quarter ended March 31, 2017.

BUCKEYE PARTNERS, L.P.
© Copyright 2017 Buckeye Partners, L.P.
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Adjusted EBITDA and distributable cash flow are measures not defined by accounting principles generally accepted in the United States of America (“GAAP”). We define Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, further adjusted to exclude certain non-cash items, such as non-cash compensation expense; transaction, transition, and integration costs associated with acquisitions; gains and losses on foreign currency transactions and foreign currency derivative financial instruments; and certain other operating expense or income items, reflected in net income, that we do not believe are indicative of our core operating performance results and business outlook, such as hurricane-related costs, gains and losses on property damage recoveries, and gains and losses on asset sales. We define distributable cash flow as Adjusted EBITDA less cash interest expense, cash income tax expense, and maintenance capital expenditures, that are incurred to maintain the operating, safety, and/or earnings capacity of our existing assets. These definitions of Adjusted EBITDA and distributable cash flow are also applied to our proportionate share in the Adjusted EBITDA and distributable cash flow of significant equity method investments, such as that in VTTI, B.V. (“VTTI”), and are not applied to our less significant equity method investments. The calculation of our proportionate share of the reconciling items used to derive these VTTI performance metrics is based upon our 50% equity interest in VTTI, prior to adjustments related to noncontrolling interests in several of its subsidiaries and partnerships, which are immaterial. Adjusted EBITDA and distributable cash flow are non-GAAP financial measures that are used by our senior management, including our Chief Executive Officer, to assess the operating performance of our business and optimize resource allocation. We use Adjusted EBITDA as a primary measure to: (i) evaluate our consolidated operating performance and the operating performance of our business segments; (ii) allocate resources and capital to business segments; (iii) evaluate the viability of proposed projects; and (iv) determine overall rates of return on alternative investment opportunities. We use distributable cash flow as a performance metric to compare cash-generating performance of Buckeye from period to period and to compare the cash-generating performance for specific periods to the cash distributions (if any) that are expected to be paid to our unitholders. Distributable cash flow is not intended to be a liquidity measure. Buckeye believes that investors benefit from having access to the same financial measures used by senior management and that these measures are useful to investors because they aid in comparing Buckeye’s operating performance with that of other companies with similar operations. The Adjusted EBITDA and distributable cash flow data presented by Buckeye may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. This presentation references forward-looking estimates of Adjusted EBITDA investment multiples projected, to be generated by the investment in VTTI. A reconciliation of estimated Adjusted EBITDA to GAAP net income is not provided because GAAP net income generated by the investment for the applicable periods is not accessible. In addition, interest and debt expense is a corporate-level expense that is not allocated among Buckeye’s segments and could not be allocated to the operations of the partnership with VTTI without unreasonable effort. Accordingly, the amount of depreciation and amortization and interest and debt expense that will be included in the additional net income generated as a result of the acquisition of the 50 percent interest in the partnership with Vitol is not accessible or estimable at this time. The amount of such additional resulting depreciation and amortization and applicable interest and debt expense could be significant, such that the amount of additional net income would vary substantially from the amount of projected Adjusted EBITDA. © Copyright 2017 Buckeye Partners, L.P. 20 NON-GAAP FINANCIAL MEASURES